SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 5, 2009

MAGNA ENTERTAINMENT CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-30578	98-0208374
(Commission File Number)	(I.R.S. Employer Identification No.)

337 Magna Drive, Aurora, Ontario, Canada	L4G 7K1
(Address of Principal Executive Offices)	(Zip Code)

(905) 726-2462

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03               Bankruptcy or Receivership

On March 5, 2009, Magna Entertainment Inc. (“MEC) together with certain of its wholly-owned subsidiaries, (collectively, the “Debtors”) filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Court”) (Case No. 09-10720 (MFW) being jointly administered). The Debtors will continue to operate their business as “debtors-in possession” under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Court.

On March 5, 2009, MEC issued a press release relating to the foregoing, a copy of which is attached hereto as Exhibit 99.1.

Item 3.01.                                          Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 5, 2009, MEC received a Staff Determination Letter from The Nasdaq Stock Market (“Nasdaq”) indicating that, as a result of MEC’s filing for protection under Chapter 11 of the U.S. Bankruptcy Code, Nasdaq has determined that MEC’s securities will be delisted from Nasdaq in accordance with the discretionary authority granted to Nasdaq under Marketplace Rules 4300, 4450(f) and IM-4300.

MEC does not intend to appeal this determination, and, as a result, trading of MEC’s common stock will be suspended at the opening of business on March 16, 2009, and a Form 25-NSE will be filed with the Securities and Exchange Commission to remove MEC’s securities from listing and registration on Nasdaq.

On March 9, 2009, MEC issued a press release relating to the foregoing, a copy of which is attached hereto as Exhibit 99.2.

Item 9.01                                             Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1           Press Release dated March 5, 2009 entitled “Magna Entertainment Corp. Announces Filing For Chapter 11 Bankruptcy Protection”.

Exhibit 99.2           Press Release dated March 9, 2009 entitled “Magna Entertainment Corp. Receives Notice of Delisting From Nasdaq Effective March 16, 2009”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAGNA ENTERTAINMENT CORP.
(Registrant)

March 10, 2009	by:	/S/WILLIAM G. FORD
William G. Ford,
Secretary